UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023

Offerpad Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39641	85-2800538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 E. Germann Road, Suite 1 Chandler, Arizona	85286
(Address of principal executive offices)	(Zip Code)

(844) 338-4539

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	New York Stock Exchange
Warrants to purchase Class A common stock, at an exercise price of $11.50 per share	OPADWS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2023, Offerpad Solutions Inc. (the “Company”) entered into a pre-funded warrants subscription agreement (the “Subscription Agreement”) with the investors named therein (the “Investors”) pursuant to which the Company agreed to sell and issue to the Investors an aggregate of 160,742,959 pre-funded warrants (the “Warrants”) to purchase shares (the “Warrant Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”). Each Warrant was sold at a price of $0.5599 per Warrant and has an initial exercise price of $0.0001 per Warrant, subject to certain customary anti-dilution adjustment provisions. The exercise price for the Warrants can be paid in cash or on a cashless basis, and the Warrants have no expiration date. The aggregate gross proceeds to the Company of the Transaction, which closed on January 31, 2023 (the “Closing”), were approximately $90.0 million. The Investors included Brian Bair, the Company’s founder, chief executive officer and chairman of the Company’s board of directors (the “Board”); Roberto Sella, a member of the Board; First American Financial Corporation (“First American”), a holder of more than 10% of the Company’s outstanding Class A Common Stock; and Kenneth DeGiorgio, a member of the Board and chief executive officer of First American.

The issuance of the Warrant Shares upon exercise of the Warrants has been approved by the Company’s stockholders holding stock representing more than a majority of the voting power of the Company’s common stock, and the Company will prepare and file a related information statement with the Securities and Exchange Commission (“SEC”). The Warrants will not be exercisable until at least 21 days after the definitive information statement is filed with the SEC or such later time as is necessary to comply with the listing requirements of the New York Stock Exchange. Furthermore, under the terms of the Subscription Agreement, the Investors have agreed not to transact in or transfer any of the Company’s securities, without the Company’s prior written consent, for the period of time from the Closing until two trading days following the filing with the SEC of the Company’s quarterly report on Form 10-Q for the three months ending March 31, 2023.

The Company intends to use the net proceeds from the Transaction for general corporate purposes, including working capital.

Under the terms of the Subscription Agreement, the Company has agreed to file a registration statement covering the resale of the Warrant Shares within ninety (90) calendar days after the Closing (the “Filing Deadline”) and to use reasonable best efforts to cause the registration statement to be declared effective (A) in the event that the SEC does not review the registration statement, thirty (30) days after the Filing Deadline, or (ii) in the event that the SEC reviews the registration statement, seventy-five (75) days after the Filing Deadline (but in any event, no later than four (4) business days following the SEC indicating that it has no further comments on the registration statement). Pursuant to the terms of the Company’s amended and restated registration rights agreement, dated September 1, 2021 (the “RRA”), any Warrant Shares acquired by Investors who are party to the RRA will be considered “registrable securities” for purposes of the RRA.

The Subscription Agreement and form of Warrant described above include customary representations, warranties and covenants by the Company and the Investors, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the Subscription Agreement and form of Warrant do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the terms of the Subscription Agreement and in connection with the Transaction, the Company issued the Pre-Funded Warrants to the Investors. The number of securities issued, the nature of the transaction and the nature and amount of consideration received by the Company are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. The Transaction was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Any issuance of Warrant Shares upon exercise of the Warrants pursuant to a cashless exercise will be made pursuant to Section 3(a)(9) of Securities Act as exchanges exclusively with existing security holders. Any other issuance of Warrant Shares upon exercise of the Warrants will be made pursuant to Section 4(a)(2) of the Securities Act. The initial maximum number of shares of Class A Common Stock issuable upon exercise of the Warrants is 160,742,959 shares, subject to customary anti-dilution adjustments.

Item 7.01	Regulation FD Disclosure.

On February 1, 2023, the Company issued a press release regarding the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the consummation of the Transaction, Mr. Bair notified the Board that he will convert all shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), beneficially owned by him to shares of Class A Common Stock immediately following the conclusion of the Company’s 2023 annual meeting of stockholders. Mr. Bair is the sole beneficial owner of the 14,816,236 shares of the Company’s outstanding Class B Common Stock, which currently entitle him to 10 votes per share on matters presented to the Company’s stockholders.

Additionally, in connection with the consummation of the Transaction, the Company, Mr. Bair, First American and LL Capital Partners I, L.P. and SIF V, LLC entered into a voting agreement, dated January 31, 2023 (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement, the parties thereto agreed with the Company, severally and not jointly, to vote their shares in support of the Transaction, until the earlier of (a) a termination of the Subscription Agreement, (b) 11:59 p.m., eastern time, on the second trading day after the Company files its Form 10-Q for the period ending March 31, 2023 and (c) 11:59 p.m., eastern time, on May 12, 2023. Promptly following the execution of the Subscription Agreement, the stockholders who are party to the Voting Agreement and other stockholders of the Company representing more than a majority of the voting power of the Company’s common stock delivered a written consent approving the Transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

10.1	Pre-Funded Warrants Subscription Agreement, dated January 31, 2023, by and among Offerpad Solutions Inc. and the purchasers named therein.

99.1	Press Release, dated February 1, 2023, regarding the Transaction.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2023	Offerpad Solutions Inc.

	By:	/s/ Michael Burnett
Michael Burnett
Chief Financial Officer